EXHIBIT 24.1

            RESIDENTIAL ASSET SECURITIES CORPORATION

                        POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keenen W. Dammen as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Residential Asset Securities Corporation), to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   SIGNATURE             TITLE                    DATE

/s/ Mark L. Korell       Director               December 12, 1994
    Mark L. Korell

/s/ John D. Finnegan     Director               December 12, 1994
    John D. Finnegan


/s/ Bruce J. Paradis     Director               December 12, 1994
    Bruce J. Paradis


/s/ Keenen W. Dammen     President and Chief    December 12, 1994
    Keenen W. Dammen       Executive Officer
                           (Principal Executive
                            Officer)


/s/ Davee L. Olson       Treasurer and Chief    December 12, 1994
    Davee L. Olson         Financial Officer
                           (Principal Financial
                           Officer)


/s/ Scott T. Young       Comptroller            December 12, 1994
    Scott T. Young         Principal Accounting
                           Officer)